certification

Gabriel Gallegos, Principal Executive Officer/President, and Taylor Gallegos, Principal Financial Officer/Treasurer of RM Opportunity Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2023 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                       Principal Financial Officer/Treasurer

RM Opportunity Trust                                             RM Opportunity Trust

/s/ Gabriel Gallegos                                                /s/ Taylor Gallegos

Gabriel Gallegos                                                    Taylor Gallegos

Date: 11/7/23                                                       Date: 11/7/23

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the RM Opportunity Trust and will be retained by the RM Opportunity Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.